Exhibit 10.4

Amendment No. 1 to Consulting Agreement

The Amendment No. 1 (this “Amendment”) to that certain Consulting Agreement (the “Agreement”) dated as of May 1, 2013, by and between Tech 9 Inc., an Ontario corporation (the “Employer”) and Robert Oswald (the “Executive”), is made effective as of February 20, 2015 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, the parties desire to amend the Agreement to revise the Executive’s compensation structure for the 2013 and 2014.

NOW, THEREFORE, in consideration of the foregoing and of the promises, agreements, representations, warranties, and covenants herein contained, and intended to continue to be bound to the Agreement, as amended by this Amendment, the parties hereby agree as follows:

1) Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2) Section 5 of the Agreement is hereby amended in its entirety to read as follows:

5. REMUNERATION

The Executive shall be compensated as follows during the term of this Agreement:

For the year ended 2014, the Executive shall be compensated as follows:

1. The executive shall receive US $50,572 (CAD $53,925) in base compensation from June 1, 2013 to May 31, 2014.

2. The executive shall receive 100 shares in Tech9 Inc. This number of shares is based on 50 percent of the outstanding or issued shares of Tech9 Inc.,

For the year ended 2015, the Executive shall be compensated as follows:

1. The executive shall receive US $24,298 (CAD $26,320) for June 1, 2014 through August 31, 2014.

2. The executive shall receive CAD $161,680 from September 1, 2014 through May 31, 2015.

2. The executive shall receive a sales bonus based on annual net sales for Tech9 Inc. at the rate of 1.5%.

For the year ended 2016, the Executive shall be compensated as follows:

1. The executive shall receive CAD $225,000 for June 1, 2015 through May 31, 2016

2. The executive shall receive a sales bonus based on annual net sales for Tech9 Inc. at the rate of 1.5%

3) All other terms and conditions under the Agreement not otherwise amended, modified or affected by this Amendment shall continue to be in effect and bind the parties. The Agreement or this Amendment may only be modified with prior written consent from both parties.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed on the date first written above.

COMPANY:

Tech 9 Inc.

/s/ Robert Oswald
By: Robert Oswald
Its: President

EXECUTIVE:

/s/ Robert Oswald
Robert Oswald